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                                                                    EXHIBIT 4(c)

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                             THE HERTZ CORPORATION


                                      and


                      MANUFACTURERS HANOVER TRUST COMPANY
                                    Trustee


                                 --------------

                             Senior Debt Securities

                                 --------------

                          First Supplemental Indenture

                                 --------------

                           Dated as of April 2, 1990

                          Supplementing the Indenture
                           Dated as of April 1, 1986

                                 --------------




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                    FIRST SUPPLEMENTAL INDENTURE dated as of April 2, 1990,
               between The Hertz Corporation, a corporation duly organized and existing under the laws of the State of Delaware (herein called the "Company"), having its principal office at 225 Brae Boulevard, Park Ridge, New Jersey 07656-0713, and Manufacturers Hanover Trust Company, a corporation duly organized and existing under the laws of the State of New York, as Trustee (herein called the "Trustee").

                                    RECITALS

          The Company and the Trustee are parties to an Indenture dated as of April 1, 1986 (the "Indenture"), relating to the issuance from time to time by the Company of its Securities. Capitalized terms used herein, not otherwise defined, shall have the same meanings assigned thereto in the Indenture.

          The Company has requested the Trustee to join with it in the execution and delivery of this first supplemental indenture (the "First Supplemental Indenture") in order to supplement and amend the Indenture, by amending and adding certain provisions thereof, to permit the Company to require, if it shall so elect, that Registered Securities (as defined herein) of any series be issued, in whole or in part, in the form of one or more Global Securities (as defined herein).

          Section 901 of the Indenture provides that a supplemental indenture may be entered into by the Company and the Trustee, without the consent of any Holders of the Securities, to make any provisions with respect to matters or questions arising under the Indenture, provided such action shall not adversely affect the interests of the Holders of Outstanding Securities of any series in any material respect.

          The Company has determined that this First Supplemental Indenture complies with said Section 901 and does not require the consent of any Holders of Outstanding Securities.

          At the request of the Trustee, the Company has furnished the Trustee with an Opinion of Counsel complying with the requirements of Sections 102 and 903 of the
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Indenture, stating, among other things, that the execution of this First
Supplemental Indenture is permitted by the Indenture, and an Officers' Certificate complying with the requirements of Section 102 of the Indenture.

          All things necessary to make this First Supplemental Indenture a valid agreement of the Company and the Trustee, in accordance with the terms of the Indenture, and a valid amendment of and supplement to the Indenture have been done.


          NOW, THEREFORE, THIS FIRST SUPPLEMENTAL INDENTURE WITNESSETH:

          For and in consideration of the premises and the purchase of the Securities by the Holders thereof, it is mutually agreed, for the equal and proportionate benefit of all Holders of the Securities or of a series thereof, as follows:

I.  AMENDMENTS TO THE INDENTURE

          A. Section 101 of the Indenture is amended to add new definitions thereto in the appropriate alphabetical sequence, as follows:

          "'Depositary' means, unless otherwise specified by the Company pursuant to either Section 301 or Section 312, with respect to the Securities of any series issuable or issued in whole or in part as one or more Global Securities, The Depository Trust Company, New York, New York, or any successor thereto registered as a clearing agency under the Securities and Exchange Act of 1934, as amended, and any other applicable statute or regulation.

          "'Global Security' means, unless otherwise specified by the Company pursuant to either Section 301 or Section 312, with respect to any series of Securities issued hereunder, a certificate representing a Registered Security which is executed by the Company and authenticated and delivered by the Trustee to the Depositary or pursuant to the Depositary's instruction, all in accordance with this Indenture and an indenture supplemental hereto, if any, or a Board Resolution and pursuant to a Company Order, which shall be registered in the name of the Depositary or its nominee and which

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     shall represent, and shall be denominated in an amount equal to the aggregate principal amount of, all the Outstanding Securities of such series or any portion thereof, in either case having the same terms, including, without limitation, the same original issue date, date or dates on which principal is due, and interest rate or method of determining interest. The term "global form" or "global registered form" when used in this Indenture shall include Global Securities.

          "'Registered Security' means any Security (including, without limitation, any Security in global registered form) which is registered in the Security Register."

          B. Article Two of the Indenture is amended to add a new Section 203, which reads in its entirety as follows:

          "Section 203. Securities in Global Form. If Securities of a series are issuable in global form, as specified as contemplated by Section 301, then, such Security shall represent such of the Outstanding Securities of such series as shall be specified therein and may provide that it shall represent the aggregate amount of Outstanding Securities from time to time endorsed thereon and that the aggregate amount of Outstanding Securities represented thereby may from time to time be reduced to reflect exchanges. Any endorsement of a Security in global form to reflect the amount, or any increase or decrease in the amount, of Outstanding Securities represented thereby shall be made by the Trustee in such manner and upon instructions given by such Person or Persons as shall be specified therein or in the Company Order to be delivered to the Trustee pursuant to Section 303 or
     Section 304.  Subject to the provisions of Section 303 and, if applicable,
     Section 304, the Trustee shall deliver and redeliver any Security in global form in the manner and upon written instructions given by the Person or Persons specified therein or in the applicable Company Order. If a Company Order pursuant to Section 303 or Section 304 has been, or simultaneously is, delivered, any instructions by the Company with respect to endorsement or delivery or redelivery of a Security in global form shall be in writing but need not comply with Section 102 and need not be accompanied by an Opinion of Counsel.
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          "The provisions of the last sentence of Section 303 shall apply to any
     Security represented by a Security in global form if such Security was never issued and sold by the Company and the Company delivers to the Trustee the Security in global form together with written instructions (which need not comply with Section 102 and need not be accompanied by an Opinion of Counsel) with regard to the reduction in the principal amount of Securities represented thereby, together with the written statement contemplated by the last sentence of Section 303.

          "Notwithstanding the provisions of Section 307, unless otherwise specified as contemplated by Section 301, payment of principal of and any premium and any interest on any Security in global form shall be made to the Person or Persons specified therein.

          "Notwithstanding the provisions of Section 308 and except as provided in the preceding paragraph, the Company, the Trustee and any agent of the Company and the Trustee shall treat a Person as the Holder of such principal amount of Outstanding Securities represented by a Global Security as shall be specified in a written statement of the Holder of such Global Security which is produced to the Trustee by such Person."

          C. (i) Section 301 of the Indenture is amended to (a) add Section 312 to the sections referred to in the parenthetical exception to subparagraph
(2) of the second paragraph of Section 301, (b) redesignate subparagraph (13) as subparagraph (14) and (c) add a new subparagraph (13), which subparagraph reads in its entirety as follows:

          "(13) whether the Securities of the series shall be issued in whole or in part in the form of a Global Security or Securities; the terms and conditions, if any, upon which such Global Security or Securities may be exchanged in whole or in part for other individual Securities, and the Depositary for such Global Security or Securities; and"

          (ii) a new paragraph is added to the end of Section 301 of the Indenture, which paragraph reads in its entirety as follows:

          "If all the Securities of any one series are not to be issued at one time, (i) the Trustee shall be
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     entitled to assume that, at the time of the issuance of such Securities, the terms of such Securities do not violate any applicable law or agreement then binding on the Company, and (ii) it shall not be necessary to deliver a Board Resolution, an executed supplemental indenture, if any, an Officer's Certificate or an Opinion of Counsel at the time of issuance of each Security, but such Board Resolution, supplemental indenture, if any, Officer's Certificate and Opinion of Counsel shall be delivered at or prior to the time of issuance of the first Security of such series and the Trustee may conclusively rely on such documents as to the matters covered thereby until revoked by superseding comparable documents delivered to it."

          D. The last paragraph of Section 303 of the Indenture is amended to add a new sentence at the end of such paragraph, which sentence reads in its entirety as follows:

     "Notwithstanding the foregoing, if any Security shall have been duly authenticated and delivered hereunder but never issued and sold by the Company, and the Company shall deliver such Security to the Trustee for cancelation as provided in Section 309 together with a written statement (which need not comply with Section 102 and need not be accompanied by an Opinion of Counsel) stating that such Security has never been issued and sold by the Company, for all purposes of this Indenture such Security shall be deemed never to have been authenticated and delivered hereunder and shall never be entitled to the benefits of this Indenture."

          E. Each of the second paragraph and the third paragraph of Section 305 of the Indenture is amended to add the words "Subject to Section 312," before the first word of the first sentence of each such paragraph.

          F. A new paragraph is added at the end of Section 307 of the Indenture, which paragraph reads in its entirety as follows:

     "None of the Company, the Trustee, any Paying Agent, any Authenticating Agent or the Security Registrar will have any responsibility or liability for any aspect of the records relating to or payments made on account of any beneficial ownership interest in a Global Security or any other Security issued in global
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     form or for maintaining, supervising or reviewing any records relating to such beneficial ownership interest."

          G. Article Three of the Indenture is amended to add a new Section 312, which Section reads in its entirety as follows:

          "Section 312. Certain Provisions Relating to Global Securities. If the Company shall establish pursuant to subparagraph (13) of Section 301 that the Registered Securities of a particular series are to be issued in whole or in part in the form of one or more Global Securities, then the Company shall execute and the Trustee shall, in accordance with Section 303 and the Company Order delivered to the Trustee thereunder with respect to such series, authenticate and deliver such Global Security or Securities, which (i) shall represent and shall be denominated in an aggregate amount equal to the aggregate principal amount of the Outstanding Securities of such series to be represented by such Global Security or Securities, (ii) shall be registered in the name of the Depositary for such Global Security or Securities or its nominee, (iii) shall be delivered by the Trustee to such Depositary or pursuant to such Depositary's instruction and (iv) unless otherwise specified by the Company pursuant to Section 301, shall bear a legend substantially to the following effect: 'Unless and until it is exchanged in whole or in part for the individual Securities represented hereby, this Global Security may not be transferred except as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.'

          "Notwithstanding any other provision of Section 203, of Section 305 or of this Section 312, subject to the provisions of the following paragraph, unless otherwise specified by the Company pursuant to Section 301 or unless the terms of a Global Security expressly permit such Global Security to be exchanged in whole or in part for individual Securities, a Global Security may be transferred, in whole but not in part in the manner provided in Section 305, only to a nominee of the Depositary for such Global Security, or to the Depositary, or to a successor Depositary for
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     such Global Security selected or approved by the Company, or to a nominee of such successor Depositary.

          "If at any time the Depositary for the Global Securities of a series notifies the Company that it is unwilling or unable to continue as Depositary for the Global Securities of such series or if at any time the Depositary for the Global Securities of such series shall no longer be eligible or in good standing under the Securities Exchange Act of 1934, as amended, or any other applicable statute or regulation, the Company shall appoint a successor Depositary with respect to such Global Security. If a successor Depositary for the Global Securities of such series is not appointed by the Company within 90 days after the Company receives such notice or becomes aware of such ineligibility, the Company's election pursuant to Section 301 shall no longer be effective with respect to the Global Securities of such series and the Company will execute, and the Trustee, upon receipt of a Company Order for the authentication and delivery of individual Securities of such series of like tenor and terms in definitive form in an aggregate principal amount equal to the principal amount of the Global Security or Global Securities of such series in exchange for such Global Security or Global Securities.

          "The Company may at any time and in its sole discretion determine that the Securities of any series issued or issuable in the form of one or more Global Securities shall no longer be represented by such Global Security or Securities. In such event the Company will execute, and the Trustee, upon receipt of a Company Request for the authentication and delivery of individual Securities of such series in exchange in whole or in part for such Global Security, will authenticate and deliver individual Securities of such series of like tenor and terms in definitive form in an aggregate principal amount equal to the principal amount of such Global Security or Securities of such series in exchange for such Global Security or Securities.

          "If specified by the Company pursuant to Section 301 with respect to a series of Securities issued or issuable in the form of one or more
     Global Securities, the Depositary for any such Global Security may at its option surrender such Global Security in exchange in whole or in part for individual Securities
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     of such series of like tenor and terms in definitive form on such terms as
     are acceptable to the Company and such Depositary.   Thereupon the Company
     shall execute, and the Trustee shall authenticate and deliver, without service charge, (A) to each Person specified by such Depositary a new Security or Securities of the same series of like tenor and terms and of any authorized denomination as requested by such Person in aggregate principal amount equal to and in exchange for such Person's beneficial interest in the Global Security; and (B) to such Depositary a new
     Global Security of like tenor and terms and in an authorized denomination equal to the difference, if any, between the principal amount of the surrendered Global Security and the aggregate principal amount of Securities delivered to Holders of such new Security or Securities.

          "In any exchange provided for in any of the preceding three paragraphs, the Company will execute and the Trustee will authenticate and deliver individual Securities in definitive registered form in authorized denominations. Upon the exchange of the entire principal amount of a Global Security for individual Securities, such Global Security shall be canceled by the Trustee. Securities issued in exchange for a Global Security pursuant to this Section shall be registered in such names and in such authorized denominations as the Depositary for such Global Security, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee or the Security Registrar. Provided that the Company and the Trustee or the Security Registrar have so agreed, the Trustee shall deliver such Registered Securities to the persons in whose names the Registered Securities are registered.

          "Notwithstanding the provisions of Section 203 and of Article XIII, with respect to any Global Security, nothing herein shall prevent the Company, the Trustee, or any agent of the Company or the Trustee, from giving effect to any written certification, proxy or other authorization furnished by a Depositary or impair, as between a Depositary and holders for beneficial interests in any Global Security, the operation of customary practices governing the exercise of the rights of the Depositary as Holder of such Global Security."
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II.   GENERAL PROVISIONS

           A. The recital contained herein shall be taken as the statements of the Company, and the Trustee assumes no responsibility for the correctness of same. The Trustee makes no representation as to the validity of this First Supplemental Indenture. The Indenture, as supplemented and amended by this First Supplemental Indenture, is in all respects hereby adopted, ratified and confirmed.

           B. This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.


           C. This First Supplemental Indenture shall be governed by and construed in accordance with the laws of the State of New York.


           IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed, and their corporate seals to be hereunto affixed and attested, all as of the day and year first above written.


                                                THE HERTZ CORPORATION,

                                                  by  /s/ Robert H. Rillings
                                                    ---------------------------
                                                    Name:    Robert H. Rillings
                                                    Title:   Treasurer



[SEAL]

Attest:



-----------------------
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                                        MANUFACTURERS HANOVER TRUST
                                        COMPANY,
                                          as Trustee,

                                          by /s/ T. C. Monahan

                                          Name:  T.C. Monahan
                                          Title: Asst. Vice President

[SEAL]

Attest:

/s/Carolyn P. Baxter













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     STATE OF   NEW JERSEY    )
                              : ss.:
     COUNTY OF  BERGEN        )

          On this 2nd day of April, 1990, before me personally came Robert H. Rillings, to me known, who, being by me duly sworn, did depose and say that
     he resides at Washington Township, N.J.; that he is    Treasurer    of The
     Hertz Corporation, one of the corporations described in and which executed the foregoing instrument; that he knows the seal of said corporation; that it was so affixed by order of the Board of Directors of said corporation, and that he signed his name thereto by like authority.



                                           /s/ Barbara Kellermueller

                                                Notary Public


                                            BARBARA KELLERMUELLER
                                            A NOTARY PUBLIC OF NEW JERSEY
                                            MY COMMISSION EXPIRES NOV. 17, 1990













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     STATE OF    NEW YORK      )
                               : ss.:
     COUNTY OF   NEW YORK      )


        On this 2nd day of April, 1990, before me personally came   T.C.
    Monahan    , to me known, who, being by me duly sworn, did depose and say
    that he resides at   207-12 42nd Ave. Bayside, NY 11361; that he is ASST.
    VICE PRESIDENT      of Manufacturers Hanover Trust Company, the bank
    described in and which executed the above instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation, and that he signed his name thereto by like authority.

        IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.



                                            /s/ James Foley

                                            Notary Public


                                            JAMES FOLEY
                                            Notary Public, State of New York
                                            No. 31-6348400
                                            Qualified in New York County
                                            Commission Expires August 31, 1990